Exhibit 10.1

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT, dated as of June 29, 2022 (this “Agreement”), made by Vinco Ventures, Inc., a Nevada corporation (“Lender”), and ZVV Media Partners, LLC, a Delaware limited liability company (“Debtor”).

W I T N E S S E T H:

WHEREAS, Debtor has executed that certain secured promissory note, dated the date of this Agreement (the “Issue Date”), in the original principal amount of $56,955,167.81 (the “Note”) in favor of Lender, representing funds remitted by Lender as loans to Debtor and interest thereon from and after August 6, 2021 through and including the Issue Date (collectively, the “Existing Loans”), and Debtor and Lender anticipate that Lender may make additional loans to Debtor pursuant to the Note (the “Future Loans”) (the Existing Loans and the Future Loans are referred to in this Agreement as the “Loans”).

WHEREAS, Lender may make Future Loans to Debtor provided Debtor grants to Lender a second priority security interest in and lien upon (subject to the first priority security interest and lien created in favor of Hudson Bay Master Fund, Ltd. in and upon), all of Debtor’s property now owned or hereafter acquired to secure the repayment of the Note, including the payment of all interest and/or penalties thereon;

WHEREAS, to provide security for the repayment of the Existing Loans, to obtain any Future Loans and to provide security for the repayment of the Future Loans and Existing Loans, Debtor is willing to grant to Lender the security interest and lien set forth in this Agreement, effective upon Lender’s receipt of any requisite consent of Hudson Bay Master Fund Ltd., which has been granted by Debtor a senior security interest in the Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce Lender to make Future Loans to Debtor, Debtor agrees with Lender as follows:

SECTION 1. Definitions.

(a) All terms used in this Agreement and the recitals hereto which are defined in the Code, and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of the Code except as Lender may otherwise determine.

(b) The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Payment Intangibles”, “Proceeds”, “Promissory Note”, “Security”, “Record”, “Security Account”, “Software”, and “Supporting Obligations”.

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Affiliate” of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and any officer or director of such Person. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock (including, without limitation, any warrants, options, rights or other securities exercisable or convertible into equity interests or securities of such Person), and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Code” means Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Collateral” shall have the meaning set forth in Section 2(a) of this Agreement.

“Controlled Account Agreement” means a deposit account control agreement or securities account control agreement with respect to a Pledged Account, in form and substance satisfactory to Lender, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Controlled Accounts” means the Deposit Accounts, Commodity Accounts, Securities Accounts, and/or Foreign Currency Controlled Account of Debtor listed on Schedule IV attached hereto.

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming Debtor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by Debtor (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Debtor” shall have the meaning set forth in the preamble hereto.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Event of Default” means any of the following to occur after 5 days prior written Notice to Debtor from Lender, during which Debtor fails to cure such Event of Default:

(i)	Debtor fails to pay: (i) when and as required to be paid under the Note, including, without limitation, any principal of the Note or interest accrued thereon or (ii) within 10 calendar days after the same becomes due, any other amount payable hereunder; or

(ii)	Debtor fails to perform or observe any material term, covenant or agreement contained in this Agreement other than the payment of money which is the subject of clause (i) above and such failure continues for 14 calendar days; or

(iii)	Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Debtor herein, or in the Note or any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or any representation, warranty, certification or statement of fact contained herein is or becomes false or misleading at any time; or

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(iv)	Any material breach or default by Debtor under the Note which is not cured within any cure period provided in the Note; or

(v)	Debtor institutes or consents to the institution of any Insolvency Proceeding or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any Insolvency Proceeding relating to Debtor or to all or any material part of its property is instituted without the consent of Debtor and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such Insolvency Proceeding; or

(vi)	Debtor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Debtor and is not released, vacated or fully bonded within 60 calendar days after its issue or levy; or

(vii)	There is entered against Debtor: one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $250,000; or

(viii)	The Note or this Agreement or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or Debtor contests in any manner the validity or enforceability of the Note or this Agreement or any provision hereof or thereof other than a contest based solely on all of the Obligations having already been paid or satisfied in full; or Debtor denies that it has any or further liability or obligation under the Note or this Agreement other than a denial based solely on all of the Obligations having already been paid or satisfied in full, or revokes, terminates or rescinds or purports to revoke, terminate or rescind the Note or this Agreement or any provision thereof.

“Excluded Collateral” means (i) such portion of the voting Capital Stock of any Foreign Subsidiary in excess of 65% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary at any time the pledging of more than 65% of the total outstanding voting Capital Stock of such Foreign Subsidiary would result in a material adverse tax consequence to Debtor; and (ii) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law.

“Foreign Currency Controlled Accounts” means any Controlled Account of Debtor or its Subsidiaries holding non-United States dollar deposits.

“Foreign Subsidiary” means any Subsidiary of Debtor organized under the laws of a jurisdiction other than the United States, any of the states thereof, Puerto Rico or the District of Columbia.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local, foreign or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means, collectively, the Copyrights, Trademarks and Patents.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement required to be delivered pursuant to Section 5(h)(i) of this Agreement, in the form attached hereto as Exhibit A.

“Lender” shall have the meaning set forth in the preamble hereto.

“Licenses” means, collectively, the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” means any mortgage, lien, pledge, charge, security interest, adverse claim or other encumbrance upon or in any property or assets.

“Note” shall have the meaning set forth in the recitals hereto.

“Obligations” shall have the meaning set forth in Section 3 of this Agreement.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full in cash of all of the Obligations.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming Debtor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, reexaminations, divisions, continuations, continuations in part and extensions or renewals thereof.

“Perfection Requirement” or “Perfection Requirements” shall have the meaning set forth in Section 4(j) of this Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Pledged Accounts” means all of Debtor’s right, title and interest in all of its Deposit Accounts, Commodity Accounts and Securities Accounts (in all cases, including, without limitation, all Controlled Accounts and Foreign Currency Control Accounts).

“Pledged Entity” means, each Person listed from time to time on Schedule IV hereto as a “Pledged Entity,” together with each other Person, any right in or interest in or to all or a portion of whose Capital Stock is acquired or otherwise owned by Debtor after the date hereof.

“Pledged Equity” means all of Debtor’s right, title and interest in and to all of the Securities and Capital Stock now or hereafter owned by Debtor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Securities and/or Capital Stock, the right to receive any certificates representing any of the Securities and/or Capital Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

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“Pledged Operating Agreements” means all of Debtor’s rights, powers and remedies under the limited liability company operating agreements of each of the Pledged Entities that are limited liability companies, as may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Pledged Partnership Agreements” means all of Debtor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Entities that are partnerships, as may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Software Code” means any and all source code or executable code for client code, server code, and middleware code (as those terms are generally used in the software development industry), and any and all database schemas, database backup , test scripts, other scripts, architecture diagrams, data models and other documentation related thereto.

“Subsidiary” means any Person in which Debtor directly or indirectly, (i) owns any of the outstanding Capital Stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries”.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming Debtor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by Debtor and now or hereafter covered by such licenses, contracts or agreements (including, without limitation, all Trademark Licenses described in Schedule II hereto).

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by Debtor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of Debtor relating to the distribution of products and services in connection with which any of such marks are used.

“Transaction Documents” means this Agreement, the Note, the Intellectual Property Security Agreement and all Controlled Account Agreements, if any.

SECTION 2. Grant of Security Interest

(a) As security for the due and punctual payment and performance all of the Obligations, as and when due, effective upon receipt by Lender of any requisite consent of Hudson Bay Master Fund Ltd. (the “Effective Time”), Debtor hereby pledges and assigns to Lender, and grants to Lender, a continuing second priority security interest, subject to the first priority security interest created in favor of Hudson Bay Master Fund, Ltd., in all property of Debtor, real or personal, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind, nature and description, whether tangible or intangible, including, without limitation, the following (collectively, the “Collateral”):

(i) all Accounts;

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(ii) all Chattel Paper (whether tangible or Electronic Chattel Paper);

(iii) all Commercial Tort Claims, including, without limitation, those specified on Schedule VI hereto;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles (including, without limitation, all Payment Intangibles);

(viii) all Goods;

(ix) all Instruments (including, without limitation, all Promissory Notes and each certificated Security);

(x) all Inventory;

(xi) all Investment Property (and, regardless of whether classified as Investment Property under the Code, all Pledged Equity, Pledged Operating Agreements and Pledged Partnership Agreements);

(xii) all Intellectual Property and all Licenses;

(xiii) all Letter-of-Credit Rights;

(xiv) all Pledged Accounts, all cash and other property from time to time deposited therein, and all monies and property in the possession or under the control of Lender or any Affiliate, representative, agent or correspondent of Lender;

(xv) all Supporting Obligations;

(xvi) all other tangible and intangible personal property of Debtor (whether or not subject to the Code), including, without limitation, all Deposit Accounts and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of Debtor described in the preceding clauses of this Section 2(a) (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by Debtor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of Debtor or any other Person from time to time acting for Debtor, in each case, to the extent of Debtor’s rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2(a) or are otherwise necessary or helpful in the collection or realization thereof; and

(xvii) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever Debtor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

(b) Notwithstanding anything herein to the contrary, the term “Collateral” shall not include any Excluded Collateral.

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(c) Debtor agrees not to further encumber, or permit any other Lien to exist that encumbers, any of its Copyrights, Copyright applications, Copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any Licenses, Patents, Patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, Trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Debtor connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, in each case without Lender’s prior written consent (which consent may be withheld or given in Lender’s sole discretion).

(d) Debtor agrees that the pledge of the shares of Capital Stock acquired by Debtor of any and all Persons now or hereafter existing who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges or other similar agreements or instruments, executed and delivered by Debtor in favor of Lender, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, Lender may, at any time and from time to time, in its sole discretion, take such actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

(e) In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Lender as aforesaid, Debtor hereby grants to Lender a right of set-off against the property of Debtor held by Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Lender, for any purpose, including safekeeping, collection or pledge, for the account of Debtor, or as to which Debtor may have any right or power; provided that such right shall only to be exercised after an Event of Default has occurred and is continuing.

SECTION 3. Security for Obligations. The security interest created hereby in the Collateral as of the Effective Time constitutes continuing security for all of the following obligations, whether direct or indirect, absolute or contingent, and whether now existing or hereafter incurred (collectively, the “Obligations”): the payment by Debtor, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand, indemnification under this Agreement, the Note or otherwise), of all amounts from time to time owing by Debtor in respect of this Agreement, the Existing Loans, any Future Loans and the Note, and (A) in the case of the Note, all principal of, interest and make-whole and other amounts on the Note (including, without limitation, all interest, make-whole and other amounts that accrue after the commencement of any Insolvency Proceeding of Debtor, whether or not the payment of such interest is enforceable or is allowable in such Insolvency Proceeding), and (B) in the case of this Agreement, all fees, interest, premiums, penalties, contract causes of action, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under this Agreement.

SECTION 4. Representations and Warranties. As of the Effective Time, Debtor represents and warrants as follows:

(a) Schedule I hereto sets forth (i) the exact legal name of Debtor, and (ii) the state of incorporation and the organizational identification number of Debtor in such state. The information set forth in Schedule I hereto with respect to Debtor is true and accurate in all respects. Debtor has not previously changed its name (or operated under any other name), jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule I hereto.

(b) There is no pending or, to its knowledge, written notice threatening any action, suit, proceeding or claim affecting Debtor before any Governmental Authority or any arbitrator, or any order, judgment or award issued by any Governmental Authority or arbitrator, in each case, that may adversely affect the grant by Debtor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by Lender of any of its rights or remedies hereunder.

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(c) All Federal, state and local tax returns and other reports required by applicable law to be filed by Debtor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon Debtor or any property of Debtor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d) All Equipment, Fixtures, Goods and Inventory of Debtor now existing are, and all Equipment, Fixtures, Goods and Inventory of Debtor hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto, except that Debtor will give Lender written notice of any change in the location of any such Collateral within 20 days of such change, other than to locations set forth on Schedule III hereto (and with respect to which Lender has filed financing statements and otherwise fully perfected its Liens thereon. Debtor’s principal place of business and chief executive office, the place where Debtor keeps its Records concerning the Collateral and all originals of all Chattel Paper are located and will continue to be located at the addresses specified therefor in Schedule III hereto. None of the Accounts is or will be evidenced by Promissory Note or other Instruments.

(e) Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) Promissory Notes, Security and other Instruments owned by Debtor, (ii) each Pledged Account of Debtor, together with the name and address of each institution at which each such Pledged Account is maintained, the account number for each such Pledged Account and a description of the purpose of each such Pledged Account and (iii) the name of each Foreign Currency Controlled Account, together with the name and address of each institution at which each such Foreign Currency Controlled Account is maintained and the amount of cash or cash equivalents held in each such Foreign Currency Controlled Account. Set forth in Schedule II hereto is a complete and correct list of each trade name used by Debtor and the name of, and each trade name used by, each Person from which Debtor has acquired any substantial part of the Collateral.

(f) Debtor has delivered to Lender complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represent all of the Licenses of Debtor existing on the date of this Agreement. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of Debtor or any of its Affiliates in respect thereof. Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

(g) Debtor owns and controls, or otherwise possesses adequate rights to use, all of its Intellectual Property, which is the only Intellectual Property necessary to conduct its business in substantially the same manner as conducted as of the date hereof. Schedule II hereto sets forth a true and complete list of all Intellectual Property and Licenses owned or used by Debtor as of the date hereof, and applications for grant or registration of Intellectual Property. To the knowledge of Debtor, all such Intellectual Property of Debtor is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as set forth in Schedule II, no such Intellectual Property is the subject of any licensing or franchising agreement. Except as set forth in Schedule II, Debtor has no knowledge of any infringement upon or conflict with the Patent, Trademark, Copyright, trade secret rights of others and, Debtor is not now infringing or in conflict with any Patent, Trademark, Copyright, trade secret or similar rights of others, and to the knowledge of Debtor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by Debtor. Debtor has not has received any notice that it is violating or has violated the Trademarks, Patents, Copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

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(h) Debtor is and will be at all times the sole and exclusive owner of the Collateral pledged by Debtor hereunder free and clear of any Liens, except for (i) Permitted Liens thereon and (ii) certain Intellectual Property rights of Debtor which is jointly owned by Debtor with certain third parties as described in Schedule II hereto. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as (i) may have been filed in favor of Lender relating to this Agreement, and (ii) are securing only those liens set forth on Schedule VII hereto (the “Permitted Liens”).

(i) The exercise by Lender of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting Debtor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(j) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, is required for (i) the grant by Debtor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by Lender of any of its rights and remedies hereunder, except for (A) the filing under the Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto, all of which financing statements will be duly filed on before the date of this Agreement and upon filing will be in full force and effect, (B) with respect to all Pledged Accounts, and all cash and other property from time to time deposited therein, the execution of a Controlled Account Agreement with the depository or other institution with which the applicable Pledged Accounts are maintained, as provided in Section 5.h)i), (C) with respect to Commodity Contracts, the execution of a control agreement with the commodity intermediary with which such Commodity Contract is carried, as provided in Section 5.h)i), (D) with respect to the perfection of the security interest created hereby in the United States Intellectual Property and Licenses, the recording of the appropriate Intellectual Property Security Agreement in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (E) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (F) with respect to the perfection of the security interest created hereby in any Letter-of-Credit Rights, the consent of the issuer of the applicable letter of credit to the assignment of proceeds as provided in the Code as in effect in the applicable jurisdiction, (G) with respect to Investment Property constituting uncertificated securities, Debtor causing the issuer thereof either (i) to register Lender as the registered owner of such securities or (ii) to agree in an authenticated record with Debtor and Lender that such issuer will comply with instructions with respect to such securities originated by Lender without further consent of Debtor, such authenticated record to be in form and substance satisfactory to Lender, (H) with respect to Investment Property constituting certificated securities or instruments, such items to be delivered to and held by or on behalf of Lender pursuant hereto in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender, (I) with respect to any action that may be necessary to obtain control of Collateral constituting Commodity Contracts, Electronic Chattel Paper or Letter of Credit Rights, the taking of such actions, and (J) Lender having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A) through (J), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(k) This Agreement shall create in favor of Lender a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The performance of the Perfection Requirements results in the perfection of such security interest in the Collateral. Such security interest is (or in the case of Collateral in which Debtor obtains rights after the date hereof, will be), subject only to Permitted Liens and the Perfection Requirements, a second priority, valid, enforceable and perfected security interests in all personal property of Debtor (subject to the first priority lien thereon created in favor of Hudson Bay Master Fund Ltd.) (other than Excluded Collateral). Such recordings and filings and all other action necessary to perfect and protect such security interest have been duly taken (and, in the case of Collateral in which Debtor obtains rights after the date hereof, will be duly taken), except for Lender’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral after the date hereof and the other actions, filings and recordations described above, including the Perfection Requirements.

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(l) As of the date hereof, Debtor does not hold any Commercial Tort Claims or has knowledge of any pending Commercial Tort Claims, except for the Commercial Tort Claims described in Schedule VI.

(m) All of the Pledged Equity is presently owned by Debtor as set forth in Schedule IV, and is presently represented by the certificates listed on Schedule IV hereto (if applicable). As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Equity other than as contemplated and permitted by the Transaction Documents. Except as otherwise set forth on Schedule IV, Debtor is the sole holder of record and the sole beneficial owner of the Pledged Equity, as applicable. None of the Pledged Equity has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Equity constitutes 100% or such other percentage as set forth on Schedule IV of the issued and outstanding shares of Capital Stock of the applicable Pledged Entity.

(n) Debtor (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Agreement and each other Transaction Document, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect.

(o) The execution, delivery and performance by Debtor of this Agreement and each other Transaction Document (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws, or any applicable law or any contractual restriction binding on Debtor or its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Transaction Document) upon or with respect to any of its assets or properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its assets or properties.

(p) This Agreement and each other Transaction Document, when delivered, will be, a legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(q) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

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SECTION 5. Covenants. From and after the Effective Time, so long as any of the Obligations shall remain outstanding, unless Lender shall otherwise consent in writing:

(a) Further Assurances. Debtor will, at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that Lender may reasonably request in order to: (i) perfect and protect the security interest of Lender created hereby; (ii) enable Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral, including, without limitation, the Controlled Accounts; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and each License and, at the request of Lender, each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to Lender, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B) delivering and pledging to Lender, Chattel Paper or other Instrument, now or hereafter owned by Debtor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to Lender, (C) executing and filing (to the extent, if any, that Debtor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that Lender may reasonably request in order to perfect and preserve the security interest created hereby, (D) furnishing to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as Lender may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of Lender’s security interest created hereby and obtaining a written acknowledgment from such Person, in form and substance reasonably satisfactory to Lender, that such Person holds possession of the Collateral for the benefit of Lender, (F) if at any time after the date hereof, Debtor acquires or holds any Commercial Tort Claim, promptly notifying Lender in a writing signed by Debtor setting forth a brief description of such Commercial Tort Claim and granting to Lender a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to Lender, (G) upon the acquisition after the date hereof by Debtor of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a motor vehicle or Equipment that is subject to a purchase money security interest), causing Lender to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to Lender in accordance with Section 5(j) hereof; and (H) taking all actions required by the Code or by other law, as applicable, in any relevant Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

(b) Location of Collateral. Debtor will keep the Collateral (i) at the locations specified therefor on Schedule III hereto, or (ii) at such other locations set forth on Schedule III and with respect to which Lender has filed financing statements and otherwise fully perfected its Liens thereon in a manner satisfactory to Lender, or (iii) at such other locations in the United States, provided that 30 days prior to any change in the location of any Collateral to such other location, or upon the acquisition of any Collateral to be kept at such other locations, Debtor shall give Lender written notice thereof and deliver to Lender a new Schedule III indicating such new locations and such other written statements and schedules as Lender may require.

(c) Condition of Equipment. Debtor will maintain or cause to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, the Equipment (necessary or useful to its business) and will forthwith, or in the case of any loss or damage to any Equipment of Debtor within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which Lender may request to such end. Debtor will promptly furnish to Lender a statement describing in reasonable detail any such loss or damage in excess of $25,000 per occurrence to any Equipment.

(d) Taxes, Etc. Debtor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e) Insurance.

(i) Debtor will, at its own expense, maintain insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks, in such form and with responsible and reputable insurance companies or associations as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to Lender.

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(ii) To the extent requested by Lender at any time and from time to time, each such policy for liability insurance shall provide for all losses to be paid on behalf of Lender and Debtor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, Lender. In addition to and without limiting the foregoing, to the extent requested by Lender at any time and from time to time, each such policy shall in addition (A) name Lender as an additional insured party and/or leder loss payee, as applicable, thereunder (without any representation or warranty by or obligation upon Lender) as its interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to Lender on its own account notwithstanding any action, inaction or breach of representation or warranty by Debtor, (C) provide that there shall be no recourse against Lender for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to Lender by the insurer. Debtor will, if so requested by Lender, deliver to Lender original or duplicate policies of such insurance (including certificates demonstrating compliance with this Section 5(e)) and, as often as Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance. Debtor will also, at the request of Lender, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(iii) Reimbursement under any liability insurance maintained by Debtor pursuant to this Section 5.e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory, to the extent paragraph (iv) of this Section 5.e) is not applicable, any proceeds of insurance involving such damage shall be paid to Lender, and Debtor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by Debtor pursuant to this Section 5.e) (except as otherwise provided in paragraph (iv) in this Section 5.e)) shall be paid by Lender to Debtor as reimbursement for the reasonable costs of such repairs or replacements.

(iv) Notwithstanding anything to the contrary in subsection 5(e)(iii) above, following and during the continuance of an Event of Default, all insurance payments in respect of Debtor’s properties and business shall be paid to Lender and applied as specified in Section 7.b) hereof.

(f) Provisions Concerning the Accounts and the Licenses.

(i) Debtor will (A) give Lender at least 30 days’ prior written notice of any change in Debtor’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Schedule I hereto, (C) immediately notify Lender upon obtaining an organizational identification number, if on the date hereof Debtor did not have such identification number, and (D) keep adequate records concerning the Collateral and permit representatives of Lender during normal business hours on reasonable notice to Debtor, to inspect and make abstracts from such records.

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(ii) Debtor will (except as otherwise provided in this subsection (f)), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, Debtor may (and, at Lender’s direction, will) take such action as Debtor or Lender may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that Lender shall have the right at any time following the occurrence and during the continuance of an Event of Default to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to Lender and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Lender or its designated agent and, upon such notification and at the expense of Debtor and to the extent permitted by applicable law, to enforce collection of any such Accounts and to reasonably adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor might have done. After receipt by Debtor of a notice from Lender that Lender has notified, intends to notify, or has enforced or intends to enforce Debtor’s rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by Debtor in respect of the Accounts shall be received in trust for the benefit of Lender, shall be segregated from other funds of Debtor and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement) to be applied as specified in Section 7.b) hereof, and (B) Debtor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, Lender may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which Debtor either maintains a Deposit Account or a lockbox (including, without limitation, any Controlled Account) or deposits the proceeds of any Accounts to send immediately to Lender by wire transfer (to such deposit account as Lender shall specify, or in such other manner as Lender shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by Lender shall be applied as specified in accordance with Section 7.b) hereof.

(iii) Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II hereto by any party thereto other than Debtor, Debtor will, promptly after obtaining knowledge thereof, give Lender written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv) Debtor will, at its expense, promptly deliver to Lender a copy of each notice or other communication received by it by which any other party to any material License referred to in Schedule II hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by Debtor thereto.

(v) Debtor will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect. Debtor will not, without the prior written consent of Lender, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Schedule II hereto.

(g) Transfers and Other Liens.

(i) Debtor shall not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any Collateral whether in a single transaction or a series of related transactions, other than (A) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by Debtor for value in the ordinary course of business consistent with past practices and (B) sales of Inventory and product in the ordinary course of business.

(ii) Debtor shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its Capital Stock.

(iii) Debtor shall not, directly or indirectly, without the prior written consent of Lender, (A) issue any promissory note (other than the Note in favor of Lender) or (B) issue any other securities that would cause a breach or default under the Note.

(iv) Debtor shall not enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

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(v) Debtor will not create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(vi) For the avoidance of doubt, the consummation of the Acquisition and all other transactions, undertakings and agreements consummated and entered into pursuant to the Securities Purchase Agreement, shall not be a breach of or a default under this Agreement or the Note.

(h) Intellectual Property.

(i) If applicable, Debtor shall duly execute and deliver the applicable Intellectual Property Security Agreement. Debtor (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices, numbers and markings (relating to patent, trademark and copyright rights) and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and Debtor will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become abandoned, cancelled or invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, Debtor shall not have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that is no longer necessary or material and has been, or is in the process of being, discontinued, abandoned or terminated in the ordinary course of business and consistent with the exercise of reasonable business judgment, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement and does not have a material adverse effect on the business of Debtor or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement and does not have a material adverse effect on the business of Debtor. Debtor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property and application for registration of Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of initial registrations, renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Intellectual Property (other than Intellectual Property described in the proviso to the second sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, Debtor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify Lender and (y) promptly take all commercially reasonable steps to protect its rights, including possibly commencing an action to sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as Debtor shall deem appropriate under the circumstances to protect such Intellectual Property. Debtor shall furnish to Lender from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as Lender may reasonably request, all in reasonable detail and promptly upon request of Lender, following receipt by Lender of any such statements, schedules or reports, Debtor shall modify this Agreement by amending Schedule II hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which is or hereafter becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the reasonable judgment of Lender, desirable to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, Debtor may not abandon, surrender or otherwise permit any Intellectual Property to become abandoned, cancelled or invalid without the prior written consent of Lender, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, Debtor will take such reasonable action as Lender shall deem appropriate under the circumstances to protect such Intellectual Property.

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(ii) In no event shall Debtor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright or the United States Copyright Office or the United States Patent and Trademark Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof unless it gives Lender prior written notice thereof. Upon request of Lender, Debtor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as Lender may reasonably request to evidence Lender’s security interest hereunder in such Intellectual Property and the General Intangibles of Debtor relating thereto or represented thereby, and Debtor hereby appoints Lender its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until all Obligations are Paid in Full.

(i) Pledged Accounts .

(A) Upon the request of Lender, Debtor shall cause each bank and other financial institution which maintains a Controlled Account (each a “Controlled Account Bank”) to execute and deliver to Lender, in form and substance satisfactory to Lender, a Controlled Account Agreement with respect to such Controlled Account, duly executed by Debtor and such Controlled Account Bank, pursuant to which such Controlled Account Bank among other things shall irrevocably agree, with respect to such Controlled Account, that (i) at any time after Debtor or Lender shall have notified such Controlled Account Bank that an Event of Default has occurred or is continuing, such Controlled Account Bank will comply with any and all instructions originated by Lender directing the disposition of the funds in such Controlled Account without further consent by Debtor, (ii) such Controlled Account Bank shall waive, subordinate or agree not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, (iii) at any time after Debtor or Lender shall have notified such Controlled Account Bank that an Event of Default has occurred or is continuing, with respect to each such Controlled Account, such Controlled Account Bank shall not comply with any instructions, directions or orders of any form with respect to such Controlled Accounts other than instructions, directions or orders originated by Lender, (iv) all funds deposited by Debtor with such Controlled Account Bank shall be subject to a perfected, second priority security interest in favor of Lender (subject to the first priority lien thereon created in favor of Hudson Bay Master Fund Ltd.), and (v) upon receipt of written notice from Lender during the continuance of an Event of Default, such Controlled Account Bank shall immediately send to Lender by wire transfer (to such account as Lender shall specify, or in such other manner as Lender shall direct) all such funds and other items held by it. Debtor shall not create or maintain any Pledged Account without the prior written consent of Lender and complying with the terms of this Agreement.

(B) If at any time after the Date of this Agreement and after Lender has requested Debtor to enter into one or more Controlled Account Agreements as contemplated by Subsection 5(i) (A) above, the average daily balance of any Account that is not subject to a Controlled Account Agreement exceeds $5,000 during any calendar month (including the calendar month in which the Date of this Agreement occurs), Debtor shall, either (x) within two (2) Business Days following such date, transfer to a Controlled Account an amount sufficient to reduce the total aggregate amount of the cash in such Account to an amount not in excess of $5,000 or (y) within 21 calendar days following the last day of such calendar month, deliver to Lender a Controlled Account Agreement with respect to such Account, duly executed by Debtor and the depositary bank in which such Account is maintained.

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(C) Notwithstanding anything to the contrary contained in Section 5(i)(B) above, and without limiting any of the foregoing, if at any time on or after the date that is twenty-one (21) calendar days following the Date of this Agreement, subject to Lender having requested Debtor to enter into one or more Controlled Account Agreements as contemplated by Subsection 5(i)(A) above, the total aggregate amount of the cash of Debtor and any of its Subsidiaries, in the aggregate, that is not held in a Controlled Account exceeds $25,000 (the “Maximum Free Cash Amount”), Debtor shall within two (2) Business Days following such date, either (x) transfer to a Controlled Account an amount sufficient to reduce the total aggregate amount of the cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount or (y) deliver to Lender a Controlled Account Agreement with respect to such Account (or Accounts), duly executed by Debtor and the depositary bank in which such Account (or Accounts) is maintained, as necessary to reduce the total aggregate amount of the cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount.

(j) Motor Vehicles.

(i) Upon Lender’s written request, Debtor shall deliver to Lender originals of the certificates of title or ownership for each motor vehicle with a value in excess of $10,000 owned by it, with Lender listed as lienholder.

(ii) Debtor hereby appoints Lender as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of Debtor title or ownership applications for filing with appropriate Governmental Authorities to enable motor vehicles now owned or hereafter acquired by Debtor to be retitled and Lender listed as lienholder thereof, (B) filing such applications with such Governmental Authorities, and (C) executing such other agreements, documents and instruments on behalf of, and taking such other action in the name of, Debtor as Lender may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of Lender a perfected Lien on the motor vehicles and exercising the rights and remedies of Lender hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are Paid in Full.

(iii) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(iv) So long as no Event of Default shall have occurred and be continuing, upon the request of Debtor, Lender shall execute and deliver to Debtor such instruments as Debtor shall reasonably request to remove the notation of Lender as lienholder on any certificate of title for any motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by Lender of a certificate from Debtor stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto in such case passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that Debtor will receive as sale proceeds or insurance proceeds. Any proceeds of such sale or casualty loss shall be paid to Lender hereunder immediately upon receipt, to be applied to the Obligations then outstanding.

(k) Control. Debtor hereby agrees to take any or all action that may be necessary or that Lender may reasonably request in order for Lender to obtain “control” in accordance with Sections 9-105 through 9-107 of the Code with respect to the following Collateral: (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

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(l) Inspection and Reporting. Debtor shall permit Lender, or any agent or representatives thereof or such professionals or other Persons as Lender may designate (i) to examine and make copies of and abstracts from Debtor’s records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of Debtor from time to time, and (iv) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of Debtor. Debtor shall also permit Lender, or any agent or representatives thereof or such attorneys, accountants or other professionals or other Persons as Lender may designate to discuss Debtor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. Without limiting the foregoing, Lender may, at any time, in Lender’s own name, in the name of a nominee of Lender, or in the name of Debtor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of Debtor, parties to contracts with Debtor and/or obligors in respect of Instruments of Debtor to verify with such Persons, to Lender’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other receivables.

(m) Future Subsidiaries. If Debtor hereafter creates or acquires any Subsidiary, simultaneously with the creation or acquisition of such Subsidiary, Debtor shall (i) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to become a party to this Agreement as an additional “Debtor” hereunder, (ii) deliver to Lender updated Schedules to this Agreement, as appropriate (including, without limitation, an updated Schedule IV to reflect the grant by Debtor of a Lien on all Pledged Equity now or hereafter owned by Debtor), (iii) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to duly execute and deliver a guaranty of the Obligations in favor of Lender in form and substance acceptable to Lender, (iv) deliver to Lender the stock certificates representing all of the Capital Stock of such Subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of Capital Stock are uncertificated, confirmation and evidence reasonably satisfactory to Lender that the security interest in such uncertificated securities has been transferred to and perfected by Lender, in accordance with Sections 8-313, 8-321 and 9-115 of the Code or any other similar or local or foreign law that may be applicable), and (v) duly execute and/or cause to be delivered to Lender, in form and substance acceptable to Lender, such opinions of counsel and other documents as Lender shall request with respect thereto; provided, however, that Debtor shall not be required to pledge any Excluded Collateral. Debtor hereby authorizes Lender to attach such updated Schedules to this Agreement and agrees that all Pledged Equity listed on any updated Schedule delivered to Lender shall for all purposes hereunder be considered Collateral. Debtor agrees that the pledge of the shares of Capital Stock acquired by Debtor of a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by Debtor in favor of Lender, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, Lender may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

(n) Use of Proceeds. The proceeds of the Loans shall only be used by Debtor for general working capital purposes of Debtor.

SECTION 6. Additional Provisions Concerning the Collateral. As of the Effective Time, Debtor agrees as follows:

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, Debtor hereby (i) authorizes Lender after the occurrence of an Event of Default to execute any such agreements, instruments or other documents in Debtor’s name and to file such agreements, instruments or other documents in Debtor’s name and in any appropriate filing office, (ii) authorizes Lender at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as Lender may determine regardless of whether any particular asset of Debtor falls within the scope of Article 9 of the Code or whether any particular asset of Debtor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether Debtor is an organization, the type of organization and any organizational identification number issued to Debtor) and (iii) ratifies such authorization to the extent that Lender has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

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(b) Debtor hereby irrevocably appoints Lender as its attorney-in-fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Lender’s discretion, after the occurrence of an Event of Default to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to obtain and adjust insurance required to be paid to Lender pursuant to Section 5.e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of Lender with respect to any Collateral, (v) to execute assignments, licenses and other documents to enforce the rights of Lender with respect to any Collateral, and (vi) to verify any and all information with respect to any and all Accounts. This power is coupled with an interest and is irrevocable until all of the Obligations are Paid in Full.

(c) For the purpose of enabling Lender to exercise rights and remedies hereunder, at such time as Lender shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, Debtor hereby grants to Lender upon the occurrence of an Event of Default, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by Debtor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 5.g) and Section 5.h) hereof, so long as no Event of Default shall have occurred and be continuing, Debtor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, Lender shall from time to time, upon the request of Debtor, execute and deliver any instruments, certificates or other documents, in the form so requested, which Debtor shall have certified are appropriate (in Debtor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the Payment in Full of all of the Obligations, Lender (subject to Section 10.e) hereof) shall release and reassign to Debtor all of Lender’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by Lender shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by Debtor in accordance with the second sentence of this clause (c). Debtor hereby releases Lender from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by Lender under the powers of attorney granted herein other than actions taken or omitted to be taken through Lender’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d) If Debtor fails to perform any agreement or obligation contained herein, Lender may itself perform, or cause performance of, such agreement or obligation, in the name of Debtor or Lender, and the expenses of Lender incurred in connection therewith shall be payable by Debtor pursuant to Section 8 hereof and shall be secured by the Collateral.

(e) The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

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(f) Anything herein to the contrary notwithstanding (i) Debtor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Lender of any of its rights hereunder shall not release Debtor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) Lender shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall Lender be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g) As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to the applicable Debtor:

(i) Debtor shall have the right, from time to time, to vote and give consents with respect to the Pledged Equity, or any part thereof for all purposes not inconsistent with the provisions of this Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Lender in respect of the Pledged Equity or which would authorize, effect or consent to:

(A) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

(B) the consolidation or merger of a Pledged Entity with any other Person;

(C) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Lender;

(D) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Capital Stock; or

(E) the alteration of the voting rights with respect to the Capital Stock of a Pledged Entity.

(h) (i) As long as no Event of Default shall have occurred and be continuing, Debtor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Equity other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Equity, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Equity; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to Debtor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Equity, whenever paid or made, shall be delivered to Lender to hold as Pledged Equity and shall, if received by Debtor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Debtor, and be forthwith delivered to Lender as Pledged Equity in the same form as so received (with any necessary endorsement).

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SECTION 7. Remedies Upon Event of Default; Application of Proceeds. If any Event of Default shall have occurred and be continuing from and after the Effective Time:

(a) Lender may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into Lender’s name or into the name of its nominee or nominees (to the extent Lender has not theretofore done so) and thereafter receive all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Lender forthwith, assemble all or part of its respective Collateral as directed by Lender and make it available to Lender at a place or places to be designated by Lender that is reasonably convenient to both parties, and Lender may enter into and occupy any premises owned or leased by Debtor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate Lender’s rights and remedies hereunder or under law, without obligation to Debtor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale (including, without limitation, by credit bid), at any of Lender’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as Lender may deem commercially reasonable. Debtor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to Debtor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor hereby waives any claims against Lender arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Lender accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that Debtor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Debtor hereby acknowledges that (i) any such sale of its respective Collateral by Lender shall be made without warranty, (ii) Lender may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing, (1) upon written notice to Debtor from Lender after and during the continuance of an Event of Default, Debtor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) Lender may, at any time and from time to time after and during the continuance of an Event of Default, upon 10 days’ prior notice to Debtor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as Lender shall in its sole discretion determine; and (3) Lender may, at any time, pursuant to the authority granted in Section 6 hereof or otherwise (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of Debtor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b) Any cash held by Lender as Collateral and all Cash Proceeds received by Lender in respect of any sale or disposition of or collection from, or other realization upon, all or any part of the Collateral shall be applied as follows: first, to pay any fees, indemnities or expense reimbursements then due to Lender (including those described in Section 8 hereof); second, to pay any fees, indemnities or expense reimbursements then due, on a pro rata basis; third to pay interest due under the Note, on a pro rata basis; fourth, to pay or prepay principal in respect of the Note, whether or not then due, owing, on a pro rata basis; fifth, to pay or prepay any other Obligations, whether or not then due, in such order and manner as Lender shall elect. Any surplus of such cash or Cash Proceeds held by Lender and remaining after the Payment in Full of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, disposition, collection or realization are insufficient to pay all amounts to which Lender is legally entitled, Debtor shall be liable for the deficiency, together with interest thereon at the rate specified in the Note for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other charges of any attorneys employed by Lender to collect such deficiency.

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(d) To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is commercially reasonable for Lender (i) to fail to incur expenses deemed significant by Lender to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of brokers, investment bankers, consultants, attorneys and other professionals to assist Lender in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Lender would be commercially reasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Debtor or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

(e) Lender shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of Lender’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that Debtor lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

SECTION 8. Indemnity and Expenses.

(a) Debtor agrees to defend, protect, indemnify and hold Lender harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement or the Note (including, without limitation, enforcement of this Agreement and the Note), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction no longer subject to appeal.

(b) Debtor agrees to pay to Lender upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for Lender and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of Lender), which Lender may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Lender hereunder, or (iv) the failure by Debtor to perform or observe any of the provisions hereof.

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SECTION 9. Notices, Etc. All notices, requests, demands and other communications in connection with this Agreement shall be in writing and shall be deemed given if (a) delivered personally, on the date of such delivery, (b) upon non-automated confirmation of receipt when transmitted via facsimile or electronic mail (but only if followed by transmittal by nationally recognized overnight courier or by hand for delivery on the next Business Day), or (c) on receipt (or refusal to accept delivery) after dispatch by registered or certified mail (return receipt requested), postage prepaid, or by a nationally recognized overnight courier (with confirmation), addressed, in each case, as follows:

If to Debtor:	ZVV Media Partners, LLC Attention: Philip Jones, CFO Email: pjones@Vincoventures.com

With a copy to (which shall not constitute notice):	Greenberg Traurig, LLP 1840 Century Park East Suite 1900 Los Angeles, California 90067 Attention: Kevin Friedmann, Esq. Email: friedmannk@gtlaw.com

If to Lender:	Vinco Ventures, Inc. Attention: Philip Jones, CFO Email: pjones@Vincoventures.com

with a copy to, which shall not constitute notice:	Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Attention: N. Adele Hogan, Esq.; Joseph Lucosky, Esq. Email: ahogan@lucbro.com; jlucosky@lucbro.com

SECTION 10. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor and Lender, and no waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless it is in writing and signed by Debtor and Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of Lender to exercise, and no delay in exercising, any right reasonably hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right reasonably preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Lender provided herein and in the Note are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

(c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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(d) This Agreement shall create a continuing security interest in the Collateral as of the Effective Time and shall thereafter (i) remain in full force and effect until Payment in Full of the Obligations, and (ii) be binding on Debtor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of Lender hereunder, to the benefit of Lender and its permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to Debtor, Lender may assign or otherwise transfer its rights and obligations under this Agreement and the Note to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Lender herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to Lender shall mean the assignee of Lender. None of the rights or obligations of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Lender, and any such assignment or transfer without such consent of Lender shall be null and void ab initio.

(e) Upon the Payment in Full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to Debtor that granted such security interests hereunder, and (ii) Lender will, upon Debtor’s request and at Debtor’s expense, (A) return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f) Governing Law; Jurisdiction; Jury Trial.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(ii) Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any other Transaction Document or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude Lender from bringing suit or taking other legal action against Debtor in any other jurisdiction to collect on Debtor’s obligations or to enforce a judgment or other court ruling in favor of Lender.

(iii) WAIVER OF JURY TRIAL, ETC. DEBTOR AND LENDER IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(iv) Debtor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

(g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement. Delivery of any executed counterpart of a signature page of this Agreement by pdf, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(i) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Lender or any other Person (upon (i) the occurrence of any Insolvency Proceeding of Debtor or (ii) otherwise, in all cases as though such payment had not been made).

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IN WITNESS WHEREOF, Debtor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

DEBTOR:

ZVV Media Partners, LLC, as Debtor

By:
Name:	Theodore Farnsworth
Title:	Manager

ACCEPTED BY:

VINCO VENTURES, INC., as Lender

By:
Name:	Lisa King
Title:	Chief Executive Officer

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EXHIBIT A

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, modified, supplemented, renewed, restated or replaced from time to time, this “IP Security Agreement”), dated June 29, 2022, is made by ZVV Media Partners, LLC, a Delaware limited liability company (“Debtor”), in favor of Vinco Ventures, Inc. a Nevada corporation ( “Lender”). All capitalized terms not otherwise defined herein shall have the meanings respectively ascribed thereto in the Security Agreement (as defined below).

WHEREAS, Debtor has executed that certain secured demand promissory note, dated as of June 29, 2022 (the “Issue Date”), in the original principal amount of $56,955,167.81 (the “Note”) in favor of Lender, representing funds remitted by Lender to Debtor as loans and interest thereon from and after August 6, 2021 through and including the Issue Date (collectively, the “Existing Loans”), and Debtor and Lender anticipate that Lender may make additional loans to Debtor pursuant to the Note (the “Future Loans”) (the Existing Loans and the Future Loans are referred to in this Agreement as the “Loans”).

WHEREAS, Debtor has executed and delivered that certain Security and Pledge Agreement, dated as of the Issue Date, made by Debtor to Lender (as amended, modified, supplemented, renewed, restated or replaced from time to time, the “Security Agreement”); and

WHEREAS, under the terms of the Security Agreement, Debtor has granted to Lender a security interest in and lien upon, among other property, certain intellectual property of Debtor and has agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

WHEREAS, Debtor has determined that the execution, delivery and performance of this IP Security Agreement directly benefits, and is in the best interest of, Debtor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce Lender to make the Future Loans to Debtor, Debtor agrees with Lender as follows:

SECTION 1. Grant of Security. Debtor hereby grants to Lender a security interest in and lien upon all of Debtor’s right, title and interest in and to the following (the “Collateral”):

(i) the Patents and Patent applications set forth in Schedule A hereto;

(ii) the Trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

(iii) all Copyrights, whether registered or unregistered, now owned or hereafter acquired by Debtor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of Debtor accruing thereunder or pertaining thereto;

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(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in and lien upon, the Collateral by Debtor under this IP Security Agreement secures the payment of all Obligations of Debtor now or hereafter existing under or in respect of the Note and the Security Agreement, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. Debtor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Debtor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, Lender with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Notices. All notices shall be given in accordance with the notice provisions of the Security Agreement.

SECTION 7. Governing Law; Jurisdiction; Jury Trial.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(ii) Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under the Note or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9 of the Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude Lender from bringing suit or taking other legal action against Debtor in any other jurisdiction to collect on a Debtor’s obligations or to enforce a judgment or other court ruling in favor of Lender.

(iii) WAIVER OF JURY TRIAL, ETC. DEBTOR IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(v) Debtor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

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IN WITNESS WHEREOF, Debtor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ZVV Media Partners, LLC

By
Name:	Theodore Farnsworth
Title:	Manager

Address for Notices:

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